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                                                                    Exhibit 99.3


                           CONSENT OF LEHMAN BROTHERS

      We hereby consent to the use of our opinion letter dated January 3, 2005 to the Board of Directors of MIM Corporation attached as Annex B to the Company's Joint Proxy Statement/Prospectus on Amendment No. 3 to Form S-4 and to the references to our firm in such Joint Proxy Statement/Prospectus under the headings "SUMMARY - The Merger - Opinions of Financial Advisors - MIM", "THE MERGER - Background of the Merger", "THE MERGER - MIM Reasons for the Merger", and " THE MERGER - Opinion of Financial Advisor to MIM".

      In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement on Form S-4 under the meaning of the term "expert" as used in the Securities Act.

                                                  /s/ Lehman Brothers Inc.
                                                  ----------------------------
                                                  LEHMAN BROTHERS INC.

New York, New York
January 12, 2005